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                                                                    EXHIBIT 21.1

                              BANPONCE CORPORATION

                             AS OF DECEMBER 31, 1996


Subsidiaries of the registrant

a. Banco Popular de Puerto Rico (Banco Popular) - A wholly-owned subsidiary Bank, incorporated under the laws of Puerto Rico in 1917.

                 Popular Leasing and Rental, Inc. (Popular Leasing) - A wholly owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

                 Popular Consumer Services, Inc. (Best Finance) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

                 Popular Mortgage Inc. (Puerto Rico Home Mortgage) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1995.


b. Popular International Bank, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1992.

                 BanPonce Financial Corp. - A wholly-owned subsidiary of Popular Intenational Bank, Inc., incorporated under the laws of Delaware in 1991.

                 Banco Popular FSB, A wholly-owned subsidiary of BanPonce Financial Corp., chartered in New Jersey in 1995.

                 Equity One, Inc. - A wholly-owned subsidiary, of Banco Popular, FSB, incorporated under the laws of Delaware in 1988.

                 Pioneer Bancorp., Inc. - A wholly-owned subsidiary, of BanPonce Financial Corp., incorporated under the laws of Delaware in 1988.

                 River Associates Bancorp, Inc. - A wholly-owned subsidiary, of Pioneer Bancorp, Inc., incorporated under the laws of Delaware in 1986.

                 Combankcorp, Inc.- A wholly-owned subsidiary of BanPonce Financial Corp., incorporated under the laws California in 1982.

                 Banco Popular, N.A. - California (Formerly Commerce National
                 Bank) A wholly-owned subsidiary of Combancorp, Inc. incorporated under the laws of California in 1982.



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                                                           EXHIBIT 21.1 (CONT.)


c. BP Capital Markets, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1995.

d. Metropolitana de Prestamos, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1961.

e. Popular Securities, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1994 (Inactive Corporation).


f. Puerto Rico Parking Corp. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1963 (Inactive Corporation).






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